UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 21, 2002

(Date of earliest event reported)

Thomas & Betts Corporation

(Exact name of registrant as specified in its charter)

Tennessee	1-4682
(State or Other Jurisdiction of Incorporation)	(Commission File Number)

22-1326940

(IRS Employer Identification No.)

8155 T&B Boulevard, Memphis, Tennessee	38125
(Address of Principal Executive Offices)	(ZIP Code)

(901) 252-8000

(Registrant’s Telephone Number, Including Area Code)

ITEM 5. OTHER EVENTS
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
ITEM 9. REGULATION FD DISCLOSURE
SIGNATURE
EXHIBIT INDEX
EX-20.1 Press Release dated October 21, 2002
EX-20.2 October 22, 2002 Conference Call Script

ITEM 5.     OTHER EVENTS

      On October 21, 2002, Thomas & Betts Corporation (the “Registrant” and the “Corporation”), by a press release attached as Exhibit 20.1 to this report, and a conference call held October 22, 2002, the script of which is attached as Exhibit 20.2 to this report, and incorporated herein by reference, commented on the financial results for the third fiscal quarter ended September 29, 2002. Management also discussed the Corporation’s outlook for the rest of 2002.

      In response to questions posed during the Third Quarter 2002 earnings conference call, the following comments were made:

      Management clarified certain items affecting the Corporation’s net cash (cash, cash equivalents and marketable securities) increase of $16 million third quarter 2002 over second quarter 2002. Management stated that the cash balance was positively affected by a previously announced $19 million cash income tax refund received during the quarter. Notable cash outflows during the third quarter included $7 million in manufacturing restructuring costs; $12 million for a short-term increase in inventory required to support increased seasonal sales in the Corporation’s HVAC segment and the transfer of equipment and product lines in the final phase of the manufacturing restructuring project; and $5 million in capital expenditures. Management also said that the quarter-end cash balance included $19 million that will, beginning in the fourth quarter, be held in escrow until final court approval of a previously announced agreement to settle a consolidated securities class-action lawsuit. Management said the company expects to generate strong operating cash flow in the fourth quarter.

      Management reported that a comprehensive program to restructure the Corporation’s electrical manufacturing operations in the U.S., Europe and Mexico would be completed by the end of 2002 and that a nominal charge related to this program may be incurred in the fourth quarter. Management said that the corporation is appropriately sized for current and projected sales levels and does not anticipate additional restructuring in 2003. Absent unforeseen events, management does not expect restructuring-related charges in 2003.

      Management said that the Corporation’s research and development (R&D) expense continues to be approximately 1.4 percent of sales, the same level recorded in 2001. Management expects the ratio of R&D spending to sales to remain flat or slightly increase in 2003.

      Management stated that the Corporation will contribute approximately $9 million of cash to its defined benefit pension plans in 2002 and that expense for benefit plans for the full-year 2002 is expected to be approximately $14 million. Based on preliminary projections, management expects an increase in expense for benefit plans for the year 2003 but does not believe this increase will materially impact its 2003 cash or earnings. Management noted that a one-half percentage point drop in the discount rate or a one percentage point drop in the rate of return would only result in a $2 million impact to expense for benefit plans.

      Actual results may differ materially from those expressed or implied by the forward-looking statements contained in this report and made during the conference call. For those statements, the Corporation claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

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ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

20.1     Press Release dated October 21, 2002

20.2     October 22, 2002 Conference Call Script

ITEM 9.     REGULATION FD DISCLOSURE

      The Registrant elects to disclose through this filing, pursuant to Regulation FD, the information set forth in the October 22, 2002 conference call script of T. Kevin Dunnigan and John P. Murphy.

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SIGNATURE

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THOMAS & BETTS CORPORATION
(Registrant)

By:	/s/ JOHN P. MURPHY

John P. Murphy
Senior Vice President and
Chief Financial Officer

Date: October 22, 2002

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EXHIBIT INDEX

Exhibit	Description of Exhibits

20.1	Press Release dated October 21, 2002
20.2	October 22, 2002 Conference Call Script